                                   BY-LAWS OF

                         PRO-TECH ARMORED PRODUCTS, INC.

                                    ARTICLE I

                            Articles of Organization

          The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

                                   ARTICLE II

                                   Fiscal Year

          Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall in each year end on December 31st.

                                   ARTICLE III

                             Meeting of Stockholders

          Section 1. Annual Meetings.

          The Annual Meeting of Stockholders shall be held on the third Tuesday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at ten o'clock A.M. unless a different hour is fixed by the Board of Directors or the

President. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. If no Annual Meeting has been held on the date fixed above, a Special Meeting in lieu thereof may be held and such Special Meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an Annual Meeting.

          Section 2. Special Meetings.

          A Special Meeting of the Stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A Special Meeting of the Stockholders shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who hold at least one-tenth part in interest of the stock entitled to vote at the meeting. Such call shall state the time, place, and purpose of the meeting.

          Section 3. Place of Meetings.

          All meetings of the Stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

          Section 4. Notice of Meetings.

          A written notice of the place, date and hour of all meetings of Stockholders stating the purposes of the meeting shall be given at least seven
(7) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given a Stockholder under any provision of law, or of the Articles of Organization, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such Stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

          Section 5. Quorum.

          At any meeting of the Stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then a quorum for that matter shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          Section 6. Action by Vote.

          When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the vote properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election.

          Section 7. Voting.

          Stockholders entitled to vote shall have one vote for each share of stock held by them of record as of the date of the vote and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The Corporation shall not, directly or indirectly, vote any share of its own stock.

          Section 8. Action by Consent.

          Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

          Section 9. Proxies.

          Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise. The burden of proving invalidaty shall rest on the challenger.

                                   ARTICLE IV

                                    Directors

          Section 1. Powers.

          The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Stockholders by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

          Section 2. Number, Election and Term of Office.

          The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two Stockholders the number of Directors shall be not less than two, and whenever there shall be only one Stockholder the number of Directors shall be at least one. The number of Directors shall be as determined from time to time by the Stockholders and may be enlarged by vote of a majority of the Directors then in office. The Directors shall be chosen at the Annual Meeting of the Stockholders by such Stockholders as have the right to vote thereon, and each shall hold office until the next Annual Election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No Director need be a Stockholder.

          Section 3. Regular Meetings.

          Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the Annual Meeting of the Stockholders may be held without notice immediately after and at the same place as the Annual Meeting of the Stockholders or the Special Meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

          Section 4. Special Meetings.

          Special Meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by the President or the Treasurer or by two or more Directors, reasonable notice thereof being given to each Director by the Secretary or an Assistant Secretary, or, if there be none, by the Clerk or Assistant Clerk, or by the officer or one of the Directors calling the meeting.

          Section 5. Notice.

          It shall be reasonable and sufficient notice to a Director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          Section 6. Quorum

          At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Diectors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

          Section 7. Action by Consent.

          Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

          Section 8. Committees.

          The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE V

                               Officers and Agents

          Section 1. Number, Qualification.

          The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be, but none need be, a Director or Stockholder. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.

          Section 2. Powers.

          Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

          Section 3. Election.

          The President, the Treasurer, and the Clerk shall be elected annually by the Directors at their first meeting following the Annual Meeting of the Stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

          Section 4. Tenure.

          Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next Annual Meeting of the Stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next Annual Meeting of the Stockholders and until their respective successors are chosen and qualified, unless a differenct period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

          Section 5. President and Vice President.

          The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of Stockholders and of the Board of Directors.

          Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

          Section 6. Treasurer and Assistant Treasurer.

          The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

          Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

          Section 7. Clerk and Assistant Clerk.

          The Clerk shall keep a record of the meetings of Stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of Stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

          Section 8. Secretary.

          The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

                                   ARTICLE VI

                      Resignations, Removals and Vacancies

          Section 1. Resignations.

          Any Director or Officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

          Section 2. Removals.

          Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed with or without assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of Stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of Stockholders entitled to vote for the election of such Directors.

          The Directors may by vote of a majority of the Directors then in office remove any Director for cause.

          The Directors may remove any Officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

          If cause is assigned for removal of any Director or Officer, such Director or Officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

          The Directors may terminate or modify the authority of any agent or employee.

          Except as the Directors may otherwise determine, no Director or Officer who resigns or is removed shall have any right to any compensation as such Director or Officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or Officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.

          Section 3. Vacancies.

          Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of the majority of the Directors then in office or, in the absence of such election by the Directors, by the Stockholders at a meeting called for the purpose; provided, however, that any vacancy resulting from action by the Stockholders may be filled by the Stockholders at the same meeting at which such action was taken by them.

          If the office of any Officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

          Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                                   ARTICLE VII

                     Indemnification of Directors and Others

          The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or Officer of the corporation, or at its request as a Director, Trustee, Officer, Employee or other Agent of any organization in which the corporation owns shares or of which it is a creditor against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, Officer, Trustee, Employee or Agent. No indemnificatioon shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. As to any matter disposed of by a compromise payment by such Director, Officer, Trustee, Employee or Agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

     (a) such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification:

          (i) by a disinterested majority of the Directors then in office; or

          (ii) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or Officer; or

     (b) in the absence of action by disinterested Directors or Stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or Officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

         Expenses, including counsel fees, reasonably incurred by any such Director, Officer, Trustee, Employee or Agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, Officer, Trustee, Employee or Agent shall affect any rights to indemnification to which corporate personnel other than such Directors, Officers, Trustees, Employees or Agents may be entitled by contract or otherwise under law. As used in this Article the terms "Director", "Officer", "Trustee", "Employee" and "Agent" include their respective heirs, executors and administrators, and an "interested" Director, Officer, Trustee, Employee or Agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

                                  ARTICLE VIII

                                      Stock

          Section 1. Stock Authorized.

          The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each such class and any series thereof, shall be as stated in the Articles of Organization.

          Section 2. Issue of Authorized Unissued Capital Stock

          Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus.

          Section 3. Certificates of Stock.

          Each Stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, Officer or Employee of the corporation.

          Every certificate for shares of stock subject to any restriction or transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the corporation is a party shall have the restriction not conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

          Section 4. Transfers.

          Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, shares of stock shall be transferred on the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign, or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

          Section 5. Lost, Mutilated, or Destroyed Certificates

          Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

          Section 6. Transfer Agent and Registrar.

          The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certifictes for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

          Section 7. Setting Record Date and Closing Transfer Records.

          The Board of Directors may fix in advance a time not more than sixty
(60) days before (i) the date of any meeting of the Stockholders or (ii) the date for the payment of any dividend or the making of any distribution to Stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the corporatioon after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty-day period.

          If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                   ARTICLE IX

                            Miscellaneous Provisions

          Section 1. Execution of Papers.

          All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

          Section 2. Voting of Securities.

          Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution, at any meeting thereof.

          Section 3. Corporate Seal.

          The seal of the corporation shall be a circular die with the name of the corporation, the word "Massachusetts" and the year of its incorpoation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

          Section 4. Corporate Records.

          The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder except for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the corporation.

          Section 5. Evidence of Authority.

          A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

                                    ARTICLE X

                                   Amendments

          These By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any Annual or Special Meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the Stockholders. Not later than the time of giving notice of the meeting of Stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the By-Laws. No change in the date fixed in these By-Laws for the Annual Meeting of Stockholders may be made within sixty (60) days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each Stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the new date fixed for such meeting.

          Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Stockholders entitled to vote on amending the By-Laws.

                                   ARTICLE XI

                        Restrictions on Transfer of Stock

          No Stockholder of the Corporation or his executor, administrator, or personal representative shall encumber or dispose of the stock of the Corporation which he now owns or may hereafter acquire, except as follows:

          (a) Any Stockholder may transfer any part or all of such stock by testate direction or intestate distribution at the time of his death to or for the benefit of any person or persons, or by gift to, or in trust for the benefit of himself, his spouse, his parent or parents, or any descendant or descendants of his. In case of any such transfer, the legatees, heirs, next of kin, donees, or other transferees shall receive and hold such stock subject to the restrictions or encumbrance and disposition, set forth in this Article.

          (b) Any Stockholder who desires to sell all or any part of such stock shall first offer in writing such stock for sale to the corporation at the same price and upon the same terms offered to such Stockholder by a bona fide prospective puchaser of such shares. The corporation shall have the option for ten (10) days after its receipt of such written offer to accept such offer. If, within such ten-day period, the Corportion shall fail to accept such offer in its entirety, its option hereunder as to such offer shall terminate. Thereupon, the Stockholder so desiring to sell all or part of his stock shall make the same offer (being an offer in writing to sell such stock at the same price and upon the same terms offered to such Stockholder or a bona fide prospective purchaser of such shares) to all of the other then Stockholders of the Corporation (as a group), and shall give written notice of such offer to all of the other then Stockholders. Such other Stockholders shall have the option for thirty (30) days after their receipt of such written offer to accept such offer in such proportions among themselves as they may agree, and if they do not agree, then each such Stockholder who desires to accept such offer shall have the right to purchase such a fraction of such shares of stock as is computed as follows:

     (i) The numerator of the fraction shall be the number corresponding to the number of shares of stock of the Corporation then owned by such Stockholder who desires to accept such offer;

     (ii) The denominator of such fraction shall be the number corresponding to the sum of all of the shares of stock then owned by all of the then Stockholders who desire to accept such offer;

provided, however, that no Stockholder shall have the right to purchase any part of the shares so offered for sale unless all of such shares so offered for sale are purchased, pursuant to such offer, by one or more of such offeree Stockholders.

          If no Stockholder or Stockholders exercise such option within the aforesaid thirty-day period, then the Stockholder so desiring to sell part or all of his stock shall have the right for a period ending on the sixtieth (60th) day after the expiration of the aforesaid thirty-day period, to sell such stock to, and only to, the aforesaid bona fide prospective purchaser in the same quantity, at the same price, and upon the same terms as were offered to the other Stockholders and/or the Corporation. Upon the expiration of such sixty-day period, if such Stockholder does not sell such stock, all of the restrictions imposed by this Article shall apply to all of the stock owned by such Stockholder.